UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2021

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54677	80-0944970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Barnes Canyon Road
San Diego, California 92121
(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 14, 2021, CV Sciences, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “SPA”), with an institutional investor (the “Investor”) providing for the sale and issuance in series of registered direct offerings of senior convertible notes (the “Notes”) due in the aggregate original principal amount of up to $5.3 million (the “Offering”).

At the initial closing of this offering, we will issue $1.06 million in aggregate principal amount of Notes. The Notes have an original issue discount of six percent (6%) resulting in gross proceeds to the Company of $1.0 million at the initial closing.

The Notes are being sold pursuant to the terms of the SPA, between us and the Investor in connection with this offering (the “Offering”). Up to $5.3 million in shares of the Company’s common stock (the “Shares”) is issuable from time to time upon conversion or otherwise under the Notes. The Notes and Shares in the initial closing are being offered pursuant to a prospectus supplement to our effective shelf registration statement Form S-3 (Registration No. 333-237772). Each additional closing will be offered pursuant to additional prospectus supplements to be filed with the Securities and Exchange Commission.

We will issue the Notes under an indenture dated November 17, 2021 between us and Wilmington Savings Fund Society, FSB, as trustee (the “Base Indenture”), as supplemented by a first supplemental indenture thereto, dated November 17, 2021, relating to the Notes (the “First Supplemental Indenture” and, the Base Indenture as supplemented by the First Supplemental Indenture, the “First Indenture”). The terms of the Notes include those provided in the First Indenture and those made part of the First Indenture by reference to the Trust Indenture Act.

The Offering is expected to close on or prior to November 17, 2021 (the actual date of the Offering closing is referred to herein as the “Closing Date”), subject to satisfaction of customary closing conditions.

We estimate the net amount of proceeds to us from the Offering at the initial closing after deducting offering expenses will be approximately $850,000. There is no guarantee we will be able to consume additional closings for the remaining $4,240,000 in aggregate principal amount of Notes.

The following is intended to provide a summary of the terms of the agreements and securities described above. This summary is qualified in its entirety by reference to the full text of the agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with these transactions.

SPA

The Notes will be issued pursuant to the terms of SPA between us and the Investor. The SPA provides for the sale of the Notes at the initial closing for gross proceeds of $1,000,000 and, subject to the satisfaction of certain conditions including the filing of additional prospectus supplements and the due exertion and delivery of additional supplemental indentures, additional closings for aggregate gross proceeds of up to an additional $4,000,000.

Notes

Description of Notes

We will issue the Notes as senior unsecured obligations of the Company under an indenture, which will be dated as of the closing date of this offering, between us and Wilmington Savings Fund Society, FSB, as trustee, as supplemented by a first supplemental indenture thereto, dated November 17, 2021, establishing the terms and conditions of the Notes. We refer to the indenture without supplement as the “base indenture.” We refer to the supplement to the base indenture as the “first supplemental indenture.” We refer to the base indenture as supplemented by the first supplemental indenture as the “indenture.” The terms of the Notes include those provided in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

The following description of the particular terms of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus supplement, to which reference is hereby made. Terms not defined in this description have the meanings given to them in the indenture.

The Notes will be issued at a 6% original issue discount. The Notes will be issued in certificated form and not as global securities.

Initial Closing; Additional Closings

At the initial closing of this offering, we will issue $1,060,000 in aggregate principal amount of Notes to certain institutional investors.

Upon our filing of an additional prospectus supplement and supplemental indenture and our satisfaction of certain other closing conditions, we may elect to consummate additional closings of up to $4,240,000 in aggregate principal amount of Notes at additional closings pursuant to the Securities Purchase Agreement. However, we are not registering pursuant to this prospectus supplement the issuance of any such Senior Convertible Notes due 2022 (or shares of common stock issuable upon conversion of such Senior Convertible Notes due 2022) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement.

The additional closing conditions include, without limitation:

•our filing with the Securities and Exchange Commission of a new prospectus supplement and due execution and delivery of an indenture supplement with respect to the Senior Convertible Notes due 2022 to be issued at such additional closing;

•less than $106,000 in aggregate principal amount of Notes remaining outstanding;

•the daily dollar trading volume of our common stock over the fifteen trading days preceding the additional closing is not less than $75,000;

•our volume weighted average price of our common stock during the fifteen trading days before the additional closing exceeds $0.15; and

•the satisfaction of certain equity conditions set forth in the Securities Purchase Agreement and the Notes.

Ranking

The Notes will be the senior unsecured obligations of the Company and not the financial obligations of our subsidiaries. The Notes will be senior to all other indebtedness of the Company and/or any of our subsidiaries.

Maturity Date

Unless earlier converted, or redeemed, the Notes will mature on May 17, 2022 the six-month anniversary of their issuance date, which we refer to herein as the “Maturity Date”, subject to the right of the investor to extend the date:

•if an event of default under the Notes has occurred and is continuing (or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes) and

•for a period of 20 business days after the consummation of a fundamental transaction if certain events occur.

We are required to pay, on the Maturity Date, all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, if any.

Interest

The Notes shall not bear interest except upon the occurrence (and during the continuance) of an event of default (see “Events of Default” below). After the occurrence and during the continuance of an event of default, the Notes will accrue interest at the rate of 15.0% per annum. The interest shall be computed on the basis of a 360-day year and twelve 30-day months, and shall be payable in arrears on the first trading day of each such calendar month in which interest accrues or otherwise in accordance with the terms of the Notes. If a holder elects to convert or redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable. If we elect to redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount will also be payable.

Late Charges

We are required to pay a late charge of 15% on any amount of principal or other amounts that are not paid when due.

Conversion

Fixed Conversions at Option of Holder

Each holder of Notes may convert all, or any part, of the outstanding principal and interest of the Notes, at any time at such holder’s option, into shares of our common stock at the initial fixed conversion price of $0.2611, which is subject to:

•proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions; and

•full-ratchet adjustment in connection a subsequent offering at a per share price less than the fixed conversion price then in effect.

Voluntary Adjustment Right

Subject to the rules and regulations of the OTC Markets Group, Inc., we have the right, at any time with the written consent of the holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors.

Adjustment to Fixed Conversion Price on Additional Closings

Upon each additional close, the fixed conversion price of all Notes are subject to downward adjustment if greater than the lower of:

•120% of the closing bid price of our common stock on the trading day immediately preceding such additional closing date; and

•120% of the arithmetic average of the volume weighted average prices of our common stock on the five trading days preceding the additional closing.

Alternate Optional Conversions

Alternate Optional Conversion

At any time, at the option of the holder, the holder may convert all, or any part, of the Note into shares of common stock at an “Alternate Conversion Price” equal to the lesser of:

•the fixed conversion price then in effect; and

•the greater of:

◦the floor price of $0.01; and

◦90% of the arithmetic average of the three lowest daily volume weighted average prices of our common stock during the ten trading days immediately prior to such conversion and the greater of the floor price; and

◦97% of the lowest sale price of the common stock on the applicable conversion date.

Alternate Event of Default Optional Conversion

If an event of default has occurred under the Notes, each holder may alternatively elect to convert the Note at the Alternate Conversion Price described above, subject to an additional 15% premium.

Beneficial Ownership Limitation on Conversion

The Notes may not be converted and shares of common stock may not be issued under Notes if, after giving effect to the conversion or issuance, the applicable holder of Notes (together with its affiliates, if any) would beneficially own in excess of 4.99% of our outstanding shares of common stock, which we refer to herein as the “Note Blocker”. The Note Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the applicable holder of Notes, except that any raise will only be effective upon 61-days’ prior notice to us.

Fundamental Transactions

The Notes prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) is a public company that assumes in writing all of our obligations under the Notes.

Change of Control Redemption Right

In connection with a change of control of the Company, each holder may require us to redeem in cash all, or any portion, of the Notes at the greater of the face value, a 15% redemption premium to the equity value of our common stock underlying the Notes and the equity value of the change of control consideration payable to the holder of our common stock underlying the Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock during the period immediately preceding the consummation or the public announcement of the change of control and ending the date the holder gives notice of such redemption.

The equity value of the change of control consideration payable to the holder of our common stock underlying the Notes is calculated using the aggregate cash consideration per share of our common stock to be paid to the holders of our common stock upon the change of control.

Covenants

The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

•we and our subsidiaries will not (directly or indirectly) incur any other indebtedness except for permitted indebtedness;
•we and our subsidiaries will not (directly or indirectly) will not incur any liens, except for permitted liens;
•we and our subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness) if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing;
•in connection with a fundamental transaction, we and our subsidiaries will not redeem, repurchase or pay any dividend or distribution on our respective capital stock;
•we and our subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any of our assets or any assets of any subsidiary, except for permitted dispositions (including sales of assets in the ordinary course of business);

•we and our subsidiaries will not (directly or indirectly) engage in a material line of business substantially different from those lines of business as of the date of the issuance of the Notes;
•we and our subsidiaries will not initially, directly or indirectly, permit any indebtedness to mature or accelerate prior to the Maturity Date of the Notes;
•we and our subsidiaries will maintain and our existence, rights, and privileges, to become or remain, duly qualified and in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary;
•we and our subsidiaries will maintain and preserve, all of its properties which are necessary or useful in the proper conduct of our business;
•we and our subsidiaries will take all action necessary or advisable to maintain all of our the intellectual property rights (as defined in the Securities Purchase Agreement) that are necessary or material to the conduct of our business in full force and effect;
•we and our subsidiaries will maintain insurance with in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is in accordance with sound business practice by similarly situated companies;
•we and our subsidiaries will not, (directly or indirectly), enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate, except transactions in the ordinary course of business and on terms that are comparable to an arm’s length transaction with a non-affiliate;
•we will not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by this offering) or (ii) issue any other securities that would cause a breach or default under the Notes;
•we will not plead or assert in any way against the holders that it is entitled to any benefit or advantage under any usury laws; and
•we and our subsidiaries will pay when due all taxes, fees or other charges of any nature whatsoever now or hereafter imposed or assessed us.

Events of Default

Under the terms of the first supplemental indenture, the events of default contained in the base indenture shall not apply to the Notes. Rather, the Notes contain standard and customary events of default including but not limited: (i) the suspension from trading or the failure to list our common stock within certain time periods; (ii) failure to make payments when due under the Notes; and (iii) bankruptcy or insolvency of the Company.

If an event of default occurs, each holder may require us to redeem all or any portion of the Notes (including all accrued and unpaid interest and late charges thereon), in cash, at the greater of the face value and a 15% redemption premium or (10% if such event of default is a price default) to the greater of the face value and the equity value of our common stock underlying the Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock on any trading day immediately preceding such event of default and the date we make the entire payment required.

Subsequent Placement Option Redemption Right of Holder

If we consummate a subsequent public or private offering of securities of the Company, including, without limitation, any equity security or any equity-linked or related security, any convertible securities, any debt, any preferred stock or any purchase rights (each referred to herein as a subsequent placement), each holder of Notes may require us to use up to 20% of the gross proceeds of such subsequent placement (less any reasonable placement agent, underwriter and/or legal fees and expenses) to redeem in cash all, or any portion, of the Notes, at a 5% redemption premium.

Company Optional Redemption Rights

At any time no event of default or equity condition failure exists, we may redeem all or any portion of the Notes outstanding in cash a 15% redemption premium to the greater of the face value and the equity value of our common stock underlying the Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock on any trading day during the period commencing on the date immediately preceding such date we notify the applicable holder of such redemption election and the date we make the entire payment required.

The Company may deliver no more than one such redemption notice during any twenty (20) trading day period.

Changes to the Base Indenture

We and the trustee may amend or supplement the base indenture with the consent of each holder of Notes then outstanding (excluding any Notes held by us or any of our subsidiaries). However, any such amendment, waiver or supplement may not amend or waive the subordination provisions contained in the base indenture or in the first supplemental indenture in any manner adverse to the holders of the Notes then outstanding.

Changes to the First Supplemental Indenture

Subject to the provisions in the first supplemental indenture requiring that none of the securities issued under the indenture, including the Notes, shall be represented by global securities and the rights of the holders of the Senior Notes, the first supplemental indenture may be amended by the written consent of the Company and the holders of a majority of the aggregate principal amount of the Notes then outstanding. Subject to the provisions in the first supplemental indenture requiring that none of the securities issued under the indenture, including the Notes, shall be represented by global securities and the rights of the holders of the Senior Notes, no provision of the first supplemental indenture may be waived other than in writing signed by the party against whom enforcement is sought.

Changes to the Notes

Each Note may not be changed or amended without the prior written consent of the holder of such Note.

Reports

So long as any Notes are outstanding, we will be required to deliver to the trustee, within 15 calendar days after have filed with the Securities and Exchange Commission, copies of our quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may from time to time by rules and regulations prescribe) which we are required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Documents filed by us with the Securities and Exchange Commission via its EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are so filed. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any of the Notes are outstanding we must continue to file with the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by the Securities and Exchange Commission, such of the supplementary and periodic information, documents and reports which may be required under Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations (unless the Securities and Exchange Commission will not accept such a filing) and make such information available to the trustee, the Holders of the Notes, securities analysts and prospective investors. The delivery of any such reports, information and documents is for informational purposes only and the trustee’s receipt of such shall not constitute its actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein. The trustee shall have no duty to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other person’s compliance with any of the covenants under the indenture, to determine whether such reports, information or documents are available on the Securities and Exchange Commission’s website (including the EDGAR system or any successor system,) the Company’s website or otherwise, to examine such reports, information, documents and other reports to ensure compliance with the provisions of this Indenture, or to ascertain the correctness or otherwise of the information or the statements contained therein.

Calculations in Respect of the Notes

We will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the prices of our common stock, the conversion price of the Notes, accrued interest payable on the Notes, the number of shares of our common stock issuable in connection with payments of principal and interest under the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on Holders of Notes. We will provide a schedule of our calculations to the trustee, and the trustee has no duty to make any calculations and is entitled to rely conclusively upon the accuracy of our calculations without independent verification.

Form, Denomination and Registration

The Notes will be issued: (i) in certificated form; (ii) without interest coupons; and (iii) in minimum denominations of $1,000 principal amount and whole multiples of $1,000.

Excluded Provisions of the Base Indenture

We have elected, through the first supplemental indenture, that none of the following provisions of the base indenture shall be applicable to the Notes and any analogous provisions (including definitions related thereto) of the first supplemental indenture shall govern:

•Definition of “Business Day” in Section 1.1;

•Definition of “Event of Default” in Section 6.1;

•Definition of “Subsidiary” in Section 1.1;

•Definition of “Global Security” or “Global Securities” in Section 1.1;

•Section 10.7 (Legal Holiday);

•Section 2.11 (Temporary Securities);

•Section 2.8 (Mutilated, Destroyed, Lost and Stolen Securities);

•Section 2.13 (Defaulted Interest);

•Section 6.2 (Acceleration of Maturity; Rescission and Annulment)

•Section 6.13 (Waiver of Past Defaults)

•Section 6.7 (Limitation on Suits);

•Section 9.1 (Supplemental Indentures - Without Consent of Holders);

•Section 9.2 (Supplemental Indentures - With Consent of Holders);

•Article III (Redemption);

•Article V (Successors);

•Article VIII (Satisfaction and Discharge; Defeasance); and

•Article XI (Sinking Funds).

Governing Law

The Notes will be governed by, and construed in accordance with, the laws of Illinois without regard to its conflicts of law principles.

Information Concerning the Trustee

We have appointed Wilmington Savings Fund Society, FSB, as the trustee under the indenture. The sole duty of the trustee is to function as the registrar for the Notes. We will function as payment agent under the Notes. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business. The indenture provides that if and when the trustee becomes our creditor (or any other obligor under the Notes), the trustee shall be subject to the provisions of the Trust Indenture Act regarding collection of claims against us (or any obligor).

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant

On November 14, 2021, we entered into the SPA pursuant to which we agreed to sell, subject to certain conditions, including, without limitation, the filing of additional prospectus supplements and the due execution and delivery of additional supplemental indentures, the Notes in the aggregate principal amount of up to $5.3 million. The description of the Offering of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 2.03.

Item 8.01. Other Events.

In connection with the Offering discussed in Item 1.01, the legal opinion letter of Procopio, Cory, Hargreaves & Savitch LLP, counsel to CV Sciences, regarding the validity of the Notes and the Shares issuable from time to time upon conversion or otherwise under the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, our effective shelf registration statement on Form S-3 (Registration No. 333-237772).

On November 15, 2021, we issued a press release announcing the signing of the SPA. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Base Indenture between CV Sciences, Inc. and Wilmington Savings Fund Society, FSB
4.2	Form of First Supplemental Indenture
4.3	Form of Senior Convertible Note
5.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP
10.1	Securities Purchase Agreement, dated November 14, 2021, between CV Sciences, Inc. and the Investor
99.1	Press Release dated November 15, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2021

CV SCIENCES, INC.

By: /s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer